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                                                                    EXHIBIT 99.2

PROXY                   AMERICAN DISPOSAL SERVICES, INC.
                              745 MCCLINTOCK DRIVE
                           BURR RIDGE, ILLINOIS 60521


 SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO
                          BE HELD ON OCTOBER 15, 1998



     The undersigned hereby appoints RICHARD De YOUNG, STEPHEN P. LAVEY and ANN
L. STRAW, or any of them, with the power of substitution, as proxies and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of American Disposal Services, Inc. (the "Corporation") held of record by the undersigned at the close of business on September 4, 1998 at the Special Meeting of Stockholders to be held on October 15, 1998 or any adjournment or postponement thereof.


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL

Proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 10, 1998, among Allied Waste Industries, Inc., AWIN II Acquisition Corporation, and the Corporation.

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
[ ] FOR  [ ] AGAINST   [ ] ABSTAIN
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WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS
GIVEN, THIS PROXY WILL BE VOTED FOR THE FOREGOING PROPOSAL.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.
                                              Dated: , 1998

                                              ----------------------------------
                                                          Signature

                                              ----------------------------------
                                                  Signature, if held jointly

                                              PLEASE SIGN EXACTLY AS YOUR NAME
                                              APPEARS ON THIS PROXY. IF SHARES
                                              ARE REGISTERED IN MORE THAN ONE
                                              NAME, THE SIGNATURES OF ALL SUCH
                                              PERSONS ARE REQUIRED. A
                                              CORPORATION SHOULD SIGN IN ITS
                                              FULL CORPORATE NAME BY A DULY
                                              AUTHORIZED OFFICER, STATING SUCH
                                              OFFICER'S TITLE. TRUSTEES,
                                              GUARDIANS, EXECUTORS AND
                                              ADMINISTRATORS SHOULD SIGN IN
                                              THEIR OFFICIAL CAPACITY GIVING
                                              THEIR FULL TITLE AS SUCH. A
                                              PARTNERSHIP SHOULD SIGN IN THE
                                              PARTNERSHIP NAME BY AN AUTHORIZED
                                              PERSON, STATING SUCH PERSON'S
                                              TITLE AND RELATIONSHIP TO THE
                                              PARTNERSHIP.

 PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED
                                   ENVELOPE.